UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 18, 2015
Materion Corporation
____________________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-15885	34-1919973

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6070 Parkland Blvd., Mayfield Hts., Ohio		44124

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	216-486-4200

Not Applicable
____________________________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 18, 2015, Materion Corporation (the "Company") entered into an amendment (the "Amendment") to its Second Amended and Restated Credit Agreement, dated June 20, 2013 (the "Credit Agreement"), by and among the Company, the Company's subsidiary, Materion Advanced Materials Technologies and Services Netherlands B.V., the Company's other foreign subsidiaries party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, and the financial institutions party therefore from time to time. Among other things, the Amendment extends the maturity date of the Credit Agreement from June 20, 2018 to December 18, 2020, provides the Company and its subsidiaries with increased room to consign, borrow or lease precious metals and copper, and gives the Company and its subsidiaries increased flexibility for certain strategic transactions, including increased flexibility to obtain financing for such strategic transactions. In addition, the Amendment provides the Company with more favorable interest rates under certain circumstances.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description
10.1
Amendment No. 1, dated December 18, 2015, to the Second Amended and Restated Credit Agreement, dated June 20, 2013, by and among Materion Corporation, Materion Advanced Materials Technologies and Services Netherlands B.V., the other foreign borrowers from time to time party thereto, the financial institutions from time to time party thereto as lenders, and JPMorgan Chase Bank, N.A., as administrative agent for itself and other lenders.

The Amendment No. 1 to the Second Amended and Restated Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the First Amendment, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Materion Corporation

December 21, 2015	By:	/s/ Michael C. Hasychak
Michael C. Hasychak
Vice President, Treasurer and Secretary

Exhibit Index

Exhibit Number	Description
10.1	First Amendment to the Second Amended and Restated Credit Agreement, dated October 18, 2015.